UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2011

PERNIX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10003 Woodloch Forest Drive The Woodlands, TX	77354
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 934-1825

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

The disclosure set forth in Item 5.02(b) below concerning the consulting agreement entered into between the Company and Mr. Loeb is incorporated herein by reference.

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(b)    Resignation of Director.

On August 29, 2011, Jan H. Loeb informed Pernix Therapeutics Holdings, Inc. (the “Company”) of his resignation from the Company’s Board of Directors, effective August 31, 2011.

In connection with his resignation, the Company entered into a Consulting Agreement with Mr. Loeb (the “Agreement”).  The Agreement includes the following material provisions:

a)	Mr. Loeb will provide consulting services to the Company upon request of the Chairman of the Board or the Chief Executive Officer;
b)	The term of the Agreement is four (4) years, with Mr. Loeb receiving compensation in the amount of $54,000 per year;
c)
All of Mr. Loeb’s outstanding options issued under the Company’s equity incentive plans that are not yet exercisable shall become exercisable over a twelve month period (with one-fourth of such options becoming exercisable on the first day of each fiscal quarter beginning with the fourth quarter of 2011), and all outstanding shares of restricted stock held by Mr. Loeb shall be fully vested and free of restriction over a twelve-month period (with one-fourth of such restricted shares becoming vested and free of restriction on the first day of each fiscal quarter beginning with the fourth quarter of 2011); and

d)
The Company is granted a right of first refusal to purchase any shares of capital stock of the Company proposed to be sold by Mr. Loeb during the term of the Agreement at a price equal to the average closing price of the Company’s stock for the two business days immediately preceding such sale.

5.02(d)            Appointment of Director.

On August 29, 2011, the Company’s Board of Directors appointed Steven A. Elms as  a member of the Board of Directors effective immediately upon Mr. Loeb’s resignation.  Mr. Elms will serve as Chairman of the Audit Committee, and as a member of the Nominating Committee and the Compensation Committee.

Mr. Elms will receive compensation for his service on the Board of Directors in accordance with the Company’s standard compensatory arrangement for non-management directors.  A description of the Company’s non-management director compensation can be found under the caption “Director Compensation” in the Company’s 2011 Proxy Statement filed with the Securities and Exchange Commission on April 29, 2011.  Mr. Elms’ compensation as a non-management director will be prorated to reflect the remainder of the term he will serve.

Item 8.01        Other Events.

On August 31, 2011, the Company issued a press release announcing the appointment of Steven A. Elms to the Company's Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated August 31, 2011, announcing the appointment of Steven A. Elms to the Company's Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

	By:	/s/ Tracy S. Clifford
Tracy S. Clifford
Chief Financial Officer
Dated: August 31, 2011

Exhibit Index

Exhibit Number	Description
99.1	Press release dated August 31, 2011, announcing the appointment of Steven A. Elms to the Company's Board of Directors